Board of Directors Greenhouse Solutions, Inc. 4 Research Drive, Suite 402 Shelton, Connecticut 06484

Re: Registration Statement on Form S-1 of Greenhouse Solutions, Inc.

Dear Directors:

You have requested our opinion, as special counsel to Greenhouse Solutions, Inc., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the

“Commission”) under the Securities Act of 1933 (the “Act”), as amended, as to the legality of

35,000,000 shares (the “Shares”) of common stock of the Company, par value $0.001 per share, which are being registered in the Registration Statement and which are being offered by the Company in a direct primary offering.

As special counsel to the Company in connection with the registration statement, we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

1.	Articles of Incorporation and any amendments thereto;
2.	Bylaws and any amendments thereto;
3.	The Prospectus, which is included in the Company’s Form S-1 Registration Statement;
4.	The Company's resolutions of the Board of Directors authorizing the issuance of the Shares; and
5.	Such other corporate documents and matters as we have deemed necessary to render the following opinion.

Greenhouse Solutions, Inc.
June 21, 2010

In rendering our opinion, we have relied upon, with the consent of the Company and its members, the representations of the Company and its members and other representatives as set forth in the aforementioned documents as to factual matters only. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents and have relied upon such information and representations in expressing our opinion.

Furthermore, the opinions set forth herein are limited to matters governed by the laws of the State of Nevada and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, it is our opinion that the 35,000,000 shares of common stock being offered by the Company, when distributed and sold in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the discussion in the Registration Statement of this opinion, to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

Sincerely,

HARRISON LAW, P.A.